EXHIBIT 99

FOR IMMEDIATE RELEASE	Contact:	Timothy E. Blow Chief Financial Officer 518-828-4600 ext. 351

Hudson River Bancorp, Inc. Announces Annual Shareholders Meeting Date

(Hudson, NY - May 29, 2001) Hudson River Bancorp, Inc. (Nasdaq: HRBT) announced today that its Board of Directors has set the date for the Company's 2001 Annual Meeting of Shareholders. The meeting will take place at 3:00 p.m. on Thursday, August 16, 2001 and will be held in the theater arts building of Columbia-Greene Community College, 4400 Route 23, Hudson, NY.

Headquartered in Hudson, NY, the Company provides full service banking through its subsidiary, Hudson River Bank and Trust Company and its 38 branch offices located in Columbia, Rensselaer, Albany, Schenectady, Dutchess, Saratoga, Greene, and Warren counties. The Company also provides investment management, brokerage, insurance, trust and commercial services. Customers' banking needs are served 24 hours a day through an extensive ATM network system and through the Bank's automated telephone banking system. The Bank offers the convenience of Internet Banking through its web site at www.hudsonriverbank.com